UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of Earliest Event Reported): May 9, 2007

COMMERCEPLANET, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

UTAH	333-34308	87-052057
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 South La Patera Lane, Suite 8
Goleta, California 93117
(Address of Principal Executive Offices)

(805) 964-9126
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 9, 2007, the Board of Directors appointed James T. Crane, Dominic Bohnett and Chris Cuttenden as directors of Commerce Planet, Inc. These directors filled vacancies created by the expansion of the Board from three to five members and the resignation of David Foucar from our Board. Mr. Foucar will continue to serve as our Chief Financial Officer. We intend for the new board members to serve until their successors are duly nominated and elected.

The Board has determined that Messrs. Crane, Bohnett and Cuttenden are “independent” under the definition established by NASDAQ and that Mr. Crane qualifies as an “audit committee financial expert” as defined by the rules of the Securities Exchange Commission.

Mr. Foucar resigned as a member of our Board of Directors effective May 9, 2007. Mr. Foucar’s resignation was part of our plan to create a more independent board. Mr. Foucar is not considered independent due to his position as our Chief Financial Officer. Mr. Foucar will continue to serve as our Chief Financial Officer and we appreciate the contributions he has made to our Board.

This report contains forward-looking statements that involve risks and uncertainties.  We  generally  use  words  such  as  “believe,”  “may,” “could,” “will,”  “intend,”  “expect,”  “anticipate,”  “plan,” and similar expressions to identify  forward-looking  statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-KSB and other reports filed with the Securities and Exchange Commission.  Although we believe  the  expectations  reflected  in  the  forward-looking  statements  are reasonable,  they  relate  only to events as of the date on which the statements are  made,  and  our  future  results,  levels of activity, performance or achievements may not meet these expectations.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

17.1	Letter of Resignation from David Foucar, dated May 9, 2007 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 11, 2007	By: /s/ Michael Hill
Name: Michael Hill
Title: Chief Executive Officer